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Exhibit (l)(1)

CONSENT OF COUNSEL

        We consent to the reference to our firm under the headings "Legal Matters" and "Legal Counsel" in the Registration Statement on Form N-2 of Brookfield Global Listed Infrastructure Income Fund Inc., as filed with the Securities and Exchange Commission on or about March 6, 2015.

/s/ Paul Hastings LLP

Paul Hastings LLP
March 6, 2015

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  Exhibit (l)(1)
CONSENT OF COUNSEL